Exhibit 99.1

Professional Diversity Network, Inc. Announces Resignation of Matthew Proman

CHICAGO, July 22, 2015 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN”) (NASDAQ: IPDN), a developer and operator of online networks and technologies that provide access to employment opportunities for diverse professionals in the United States, announced today that its COO and Director, Matthew Proman, has resigned his employment and his Board seat in order to pursue other ventures.

“In 2007 I founded the National Association of Professional Women and developed it into the largest and most recognized women’s association in the country. NAPW continues to deliver value to its members through over 200 local chapters, an online networking platform and value added services for its members,” said Matthew Proman.   Proman continued, “As founder of NAPW, I am extremely proud to have built the organization into what it is today, knowing I have changed hundreds of thousands of professional women’s lives, both socially and professionally for the better. My decision to merge NAPW and Professional Diversity Network clearly was in the best interest of NAPW and its members. This merger has given the members of NAPW the resources to continue to flourish and strengthen for years to come through PDN’s technology and public platform. Although in some ways I am saddened by my departure from NAPW, I feel it’s time for me to move on. I feel confident that I have left the company in good hands and that NAPW will continue to flourish and drive shareholder value.”

Jim Kirsch, PDN CEO, affirmed, “PDN has never been stronger.  Through our acquisition of NAPW we created synergies that cannot be denied and are now beginning to be fully realized.  We have experienced strong revenue growth, enormous user growth, and a true integration of two dynamic companies.  I cannot thank Matt Proman enough for all he contributed to this process, and all of us at PDN wish him the best in all his future endeavors.”

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the future based on our current expectations, forecasts, beliefs, intentions, strategies and assumptions. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from, and limit any unexpected liabilities acquired as a result of, any such business combinations; our limited operating history in a new and unproven market; increasing competition in the market for online professional networks; our ability to comply with increasing governmental regulation and other legal obligations related to privacy; our ability to adapt to changing technologies and social trends and preferences; our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; our ability to obtain and maintain intellectual property protection for our intellectual property; any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2015 and any subsequent filings made by us with the SEC. Forward-looking statements in this release are based on information available to us as of the date hereof and we assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed with the SEC on March 31, 2015, together with this press release are available on our website, www.prodivnet.com.

CONTACT: Professional Diversity Network, Inc.
Jim Kirsch, CEO
(312) 614-0921
dmecklenburger@prodivnet.com